UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 4, 2016, Peoples Bancorp Inc. (“Peoples”) entered into a Credit Agreement, dated as of March 4, 2016 (the “RJB Credit Agreement”), with Raymond James Bank, N.A. (“Raymond James Bank”).
Under the RJB Credit Agreement, Raymond James Bank has extended to Peoples a revolving line of credit in the maximum aggregate principal amount of $15,000,000 (the “RJB Loan Commitment”) for the purpose of: (i) to the extent that any amounts remained outstanding, paying off the $15,000,000 revolving line of credit to Peoples from U.S. Bank, National Association pursuant to that certain Loan Agreement dated as of December 18, 2012, as amended (the “U.S. Bank Loan Agreement”); (ii) making acquisitions; (iii) making stock repurchases; (iv) working capital needs; and (v) other general corporate purposes.
As disclosed below in “Item 1.02. Termination of a Material Definitive Agreement” of this Current Report on Form 8-K, Peoples terminated the U.S. Bank Loan Agreement effective March 2, 2016 and paid a non-usage fee in the amount of $6,840.28, in connection with such termination. No proceeds from the RJB Credit Agreement were used to make such payment and, as of March 8, 2016, Peoples has not borrowed any funds under the RJB Credit Agreement. The terms and conditions of the RJB Credit Agreement are substantially similar to the terms and conditions of the U.S. Bank Loan Agreement.
General Terms of RJB Credit Agreement
At the March 4, 2016 closing of the transactions contemplated by the RJB Credit Agreement (the “Closing”), Peoples paid Raymond James Bank an upfront fee of $37,500, representing 0.25% of the RJB Loan Commitment.
Any loan under the RJB Credit Agreement will bear interest per annum at a rate equal to 3.00% plus the one-month LIBOR rate, which rate will reset monthly, subject to the Default Rate (described below) not being applicable. As of March 4, 2016, the applicable interest rate was 3.44%. Accrued interest, if any, is payable on the last business day of each calendar month, beginning with March 31, 2016, with the then outstanding principal balance of any outstanding loans, along with any accrued and unpaid interest, due and payable on March 4, 2019 (the “Maturity Date”). In addition, Peoples is to pay an undrawn borrowing availability fee on the last business day of each calendar month, beginning with March 31, 2016, at a rate equal to 0.25% per annum on the amount by which the RJB Loan Commitment exceeds the average daily unpaid principal balance for that calendar month. The RJB Credit Agreement also contains yield protection provisions in favor of Raymond James Bank with a look back period of 180 days, the obligations under which will only be imposed on Peoples to the extent that they are imposed on similarly-situated borrowers.
The RJB Credit Agreement is unsecured. However, the RJB Credit Agreement contains negative covenants which preclude Peoples from: (i) taking any action which could, directly or indirectly, decrease Peoples’ ownership (alone or together with any of Peoples’ subsidiaries) interest in Peoples Bank (Peoples’ Ohio state-chartered subsidiary bank) or any of Peoples Bank’s subsidiaries to a level below the percentage of equity interests held as of March 4, 2016; (ii) taking any action to or allowing Peoples Bank or any of Peoples Bank’s subsidiaries to take any action to directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the equity interests of Peoples Bank or any of Peoples Bank’s subsidiaries; or (iii) taking any action to or allow Peoples Bank or any of Peoples Bank’s subsidiaries to sell, transfer, issue, reissue or exchange, or grant any option with respect to, any equity interest of Peoples Bank or any of Peoples Bank’s subsidiaries. There are also negative covenants limiting the actions which may be taken with respect to the authorization or issuance of additional shares of any class of equity interests of Peoples Bank or any of Peoples Bank’s subsidiaries or the grant to any person other than Raymond James Bank of any proxy for existing equity interests of Peoples Bank or any of Peoples Bank’s subsidiaries.

Covenants; Events of Default
The RJB Credit Agreement contains covenants which are usual and customary for comparable transactions. In addition to the negative covenants affecting the equity interests of Peoples Bank and Peoples Bank’s subsidiaries discussed above, under the RJB Credit Agreement, the following covenants must be complied with:
(a)    neither Peoples nor any of its subsidiaries may create, incur or suffer to exist additional indebtedness with an aggregate principal amount which exceeds $10,000,000 at any time outstanding, subject to specific negotiated carve-outs;
(b)    neither Peoples nor any of its subsidiaries may be a party to certain material transactions (such as mergers or consolidations with third parties (unless they qualify as Permitted Acquisitions), liquidations or dissolutions, sales of assets, acquisitions (unless they qualify as Permitted Acquisitions), investments and sale/leaseback transactions), subject to transactions in the ordinary course of the banking business of Peoples Bank and new investments in an aggregate amount not exceeding $10,000,000 being permitted as well as specific negotiated carve-outs;
(c)    neither Peoples nor any of its subsidiaries may voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any subordinated indebtedness issued by them; subject to specific negotiated carve-outs and the consent of Raymond James Bank; and
(d)    neither Peoples nor any of its subsidiaries may make any Restricted Payments (as defined in the RJB Credit Agreement), except that, to the extent legally permissible, (i) any subsidiary may declare and pay dividends to Peoples or a wholly-owned subsidiary of Peoples and (ii) Peoples may declare and pay dividends on its common shares provided that no event of default exists before or after giving effect to the dividend and Peoples is in compliance (on a pro forma basis) with the financial covenants specified in the RJB Credit Agreement, after giving effect to the dividend.
Peoples and Peoples Bank are also required to satisfy certain financial covenants including:
(i)    Peoples (on a consolidated basis) and Peoples Bank must be “well capitalized” at all times, as defined and determined by the applicable governmental authority having jurisdiction over Peoples or Peoples Bank;
(ii)    Peoples (on a consolidated basis) and Peoples Bank must maintain a Total Risk‑Based Capital Ratio (as defined by the applicable governmental authority having regulatory authority over Peoples or Peoples Bank) of at least 12.5% as of the last day of any fiscal quarter;
(iii)    Peoples Bank must maintain a ratio of “Non-Performing Assets” to “Tangible Primary Capital” (as each term is defined in the RJB Credit Agreement) of not more than 20% as of the last day of any fiscal quarter;
(iv)    Peoples Bank must maintain a ratio of “Loan Loss Reserves” to “Non-Performing Loans” (as each term is defined in the RJB Credit agreement) of not less than 70% at all times; and
(v)    Peoples (on a consolidated basis) must maintain a “Fixed Charge Coverage Ratio” (as defined in the RJB Credit Agreement) that equals or exceeds 1.25 to 1.00 as of the end of each fiscal quarter, with the items used in this ratio being determined on a trailing four-fiscal quarter basis.
The terms of the RJB Credit Agreement include customary events of default, such as payment defaults; material inaccuracies in financial information, statements, certificates, representations and warranties given to Raymond James Bank; cross-defaults to other material indebtedness; bankruptcy, insolvency or the occurrence of a similar event affecting Peoples or any of its subsidiaries; Peoples or Peoples Bank becomes subject to any regulatory action that could reasonably be expected to have a material adverse effect; Peoples Bank ceases to be an “insured bank” under the Federal Deposit Insurance Act; Peoples Bank is prohibited by law or regulation from making dividends or other distributions to Peoples and a request to permit such dividends to the appropriate state or federal regulatory agency has been denied; notification received by Peoples Bank that it is considered an institution in “troubled condition”; outstanding judgments or orders for the payment of money in excess of $10,000,000 which remain unpaid, unstayed or otherwise not discharged for a period of 60 days; or the occurrence of a Change in Control (as defined in the RJB Credit Agreement).
Upon the occurrence of an event of default, Raymond James Bank may, among other things, terminate its obligation to extend credit under the RJB Credit Agreements and declare any outstanding amounts thereunder immediately due and payable. In addition, during the continuance of an event of default, Raymond James Bank may declare that each loan outstanding under the RJB Credit Agreement will bear interest at a rate that is 4.00% per annum in excess of the interest rate otherwise payable (the “Default Rate”).
The foregoing description of the RJB Credit Agreements is qualified in its entirety by reference to the full and complete terms of the RJB Credit Agreement and the Revolving Note issued by Peoples to Raymond James Bank thereunder which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02.    Termination of a Material Definitive Agreement.
Effective March 2, 2016, Peoples terminated the U.S. Bank Loan Agreement. As of the termination date, Peoples had no outstanding borrowings under the U.S. Bank Loan Agreement. The only fee paid by Peoples to U.S. Bank, National Association in connection with the termination of the U.S. Bank Loan Agreement was a non-usage fee in the amount of $6,840.28.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the Credit Agreement, dated as of March 4, 2016, between Peoples and Raymond James Bank, which description is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(a) - (c) Not applicable.
(d) Exhibits:
See Index to Exhibits on Page 5.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: March 8, 2016                    By: /s/ Charles W. Sulerzyski
Charles W. Sulerzyski
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 4, 2016, between Peoples Bancorp Inc., as Borrower, and Raymond James Bank, N.A., as Lender
10.2	Revolving Note issued by Peoples Bancorp Inc. on March 4, 2016 to Raymond James Bank, N.A., in the maximum aggregate principal amount of $15,000,000